EXCLUSIVE DISTRIBUTION AGREEMENT

THIS AGREEMENT is effective as of August 31, 2016 **BY AND BETWEEN:**

A. Medical Nutrition Research and Development Enterprise of America (MNRDEA, 美国医学营养保健品研发公司), a company incorporated under the laws of United States of America, and having its head office at Wyoming (hereinafter referred to as "**MNRDEA**") and

B. Beijing Acer Truncatum Century Agricultural Science Technology Co., ITD (北京元宝世纪农业科技有限公司)incorporated under the laws of People's Republic of China (PRC) and having its head office at Beijing (hereinafter referred to as "**DISTRIBUTOR**").

WHEREAS:

MNRDEA has determined that to enhance the development of the market and increase the sales of its Products in the Territory of People's Republic of China (PRC), it would be advantageous to co-ordinate its distribution activities with a distributor in the Territory of PRC who possesses a readily available and extensive sales network in the Territory of PRC and

DISTRIBUTOR wishes to enter into this Agreement with **MNRDEA** whereby **DISTRIBUTOR** will undertake the distribution and sale of Products (the details are listed in Schedule A) in the Territory of PRC on the terms and subject to the conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereby agree as follows:

Article I --- Definitions

1. Whenever used in this Agreement, the following terms shall have the following meanings respectively, unless otherwise specified:

(a) **"Agreement"** means this distribution agreement, the recitals set forth in the preamble herein, and all schedules attached hereto, as well as all amendments, additions, restatements or modifications made hereto and thereto and all other documents incorporated herein or therein by reference, all of which are

hereby made an integral part of and will be read as if included within the text of this distribution agreement;

(b) **"Confidential Information"** means any and all information, documentation or knowledge in any form, relating to the business and assets of **MNRDEA**, disclosed to the **DISTRIBUTOR**, including, without limitation, information relating to **MNRDEA**'s present and contemplated products and services; product designs; inventions, improvements; standards, systems, methods and operating procedures; techniques and modes of manufacturing, compounding formulations, tests and reports;

(c) **"Effective Date"** means August 31, 2016;

(d) **"Minimum Annual Performance Requirements"** means those minimum annual performance targets required to be met by the **DISTRIBUTOR** as set out more specifically in Schedule "B" attached hereto;

(e) **"Products"** means the finished goods manufactured and sold by **MNRDEA** as set forth more specifically in Schedule "A" attached hereto as the same may be supplemented by **MNRDEA**;

(f) **"Territory"** means the country of People's Republic of China (PRC). Once the Chinese market is well established, MNRDEA will expend its sale to Europe, Taiwan, and Hong Kong. MNRDEA will grant the Exclusive Distributor status to **Beijing Acer Truncatum Century Agricultural Science Technology Co., ITD (北京元宝世纪农业科技有限公司)** in these countries and regions;

(g) **"Trade-marks"** means all the trade-marks and trade names, which are owned and used by or under license from **MNRDEA** and which appear on the Products including without limitation, the trade-marks " **Optimum Health** ".

2. The following schedules are incorporated into this Agreement by reference and form an integral part hereof:

(h)	Schedule "A"	List of Products and Products Prices
(i)	Schedule "B"	Minimum Annual Performance Requirements

3. To steam-line communication and facilitate effective operation, we designated Dr. Paulina Peng-Wilford as the Project Manager for this project. The Distributor shall designate one Project Manager to coordinate with Dr. Paulina Peng-Wilford. As the project manager, Dr. Paulina Peng-Wilford will oversee the total operation of the project, including regular communication with Chinese counterpart, the signing of contracts, discussing all details of the project, and reporting to the executive team of MNRDEA.

Article II --- Exclusive Distribution Grant

MNRDEA hereby grants to **DISTRIBUTOR**, and **DISTRIBUTOR** hereby accepts from **MNRDEA** the **Exclusive Right** to distribute the Products in the Territory of China upon and subject to all terms and conditions set forth in this Agreement. **DISTRIBUTOR** covenants and agrees to purchase the Products exclusively from **MNRDEA** and to market, distribute and sell such Products in the Territory of China.

Article III --- Term

1. The initial term of this Agreement shall come into effect on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, shall continue in full force and effect for a period of 5 years initial term.
2. Provided **DISTRIBUTOR** shall have complied with all the terms and conditions hereof, and achieved the Minimum Annual Performance Requirements, this Agreement shall be automatically renewed at the end of the Initial Term or any Renewal Term, as the case may be, on the same terms and conditions as set forth herein, unless either party shall have provided written notice to the other party that it does not intend to renew this Agreement at least ninety [90)] days prior to the expiration of the Initial Term, or any Renewal Term, as the case may be.

Article IV --- Purchase Orders and Supply of the Product

1. During the Term, **DISTRIBUTOR** shall purchase exclusively the Products listed in Schedule A from **MNRDEA**, and **MNRDEA** shall exclusively sell such Products to the **DISTRIBUTOR** upon and subject to the terms of this Agreement.
2. **DISTRIBUTOR** shall place a firm written order with **MNRDEA** on **MNRDEA**'s **standard** purchase order forms for the quantity of Product to be purchased. Only such orders placed by **DISTRIBUTOR** and accepted by MNRDEA shall be binding on the parties hereto.
3. **DISTRIBUTOR** will use its best efforts to ensure that warehouse (with appropriate climate control) and transportation within the Territory of China are effective in such a manner so as not to have a negative effect on the quality of the Product. **DISTRIBUTOR** shall commit and adhere to the highest standards of operation, comply with all applicable laws, regulations and guidelines in the Territory of China relating to the use, storage, handling, transportation, marketing, advertisement, sale of the Product.

Article V --- Product Pricing and Payment

1.Subject to and in accordance with the terms and conditions hereof, **MNRDEA** agrees to sell to **DISTRIBUTOR**, and **DISTRIBUTOR** agrees to buy from **MNRDEA**, the Products at the prices set forth in Schedule "A" hereto. Prices of the Products are in U.S. dollars.

2. Payment in full for all Products shipments shall be made by DISTRIBUTOR to MNRDEA in the following manner:

    1. A deposit of 50% via wire transfer to MNRDEA's bank account in USA, (particulars of which will be provided to DISTRIBUTOR) concurrently with the order by DISTRIBUTOR.

    2. 50% via wire transfer in the same manner as aforesaid prior to shipment by MNRDEA.

Article VI --- QUALITY AND CHANGES IN PRODUCT

1. **MNRDEA** guarantees that the quality of Products supplied under this Agreement shall meet the USA quality and standards at the time of delivery to **DISTRIBUTOR**, which for greater certainty is the time when Products are picked up by **DISTRIBUTOR** at the Port City of international shipping. Thereafter, **DISTRIBUTOR** shall be solely responsible for any diminishment in the quality of the Products in its possession, whether caused by improper transport or storage of such Product or for any other reason whatsoever.

2. **DISTRIBUTOR** shall, promptly following receipt of the Products, examine such Product and satisfy itself that it meets its requirements. To be valid, any claim in respect to defective Product must be made in writing by **DISTRIBUTOR** to **MNRDEA** within fourteen (14) days ("Investigation Period") of the date the Products arrived at the port city of China. If **DISTRIBUTOR** has not notified **MNRDEA** that it has rejected any Product as defective by the end of the Investigation Period, then it shall be deemed to have accepted the Product ("Accepted Product"). If **MNRDEA** agrees with **DISTRIBUTOR** that any rejected Product is defective, **MNRDEA** will replace such defective Product with replacement Product free of defect and this replacement Product shall constitute the sole and exclusive liability of **MNRDEA** in respect to defective Product.

Article VII ---- Trade-Marks

The Product will be marketed and sold by **DISTRIBUTOR** solely under the Trade-marks. **DISTRIBUTOR** will not alter, obscure, remove, cancel or otherwise interfere with any markings and other indications of origin, which may be placed on Products. **DISTRIBUTOR** acknowledges that **MNRDEA** is the exclusive owner of the Trade-marks and **DISTRIBUTOR** has no right or interest in the Trade-marks and any goodwill association therewith and that all goodwill associated with the Trade-marks is owned exclusively by MNRDEA.

Article VIII --- Confidential Information and Non-Competition

1.**MNRDEA** will furnish **DISTRIBUTOR** the necessary information so that **DISTRIBUTOR** can fulfill its obligations hereunder regarding the registration of the Product to be distributed in the Territory of China. This information shall constitute part of the Confidential Information.

2.**MNRDA** will periodically provide **DISTRIBUTOR** with new or up-graded data that has become available, documentation, tests, reports or other pertinent information relating to the Products or otherwise, which information will also form part of the Confidential Information and which will assist in keeping **DISTRIBUTOR** knowledgeable in regard to the Products and maintaining a competitive edge in the marketing and sales of the Product.

3.**DISTRIBUTOR** acknowledges that in its relationship with **MNRDEA** and/or by virtue of the performance of this Agreement, it will be and shall hereafter continue to be entrusted with Confidential Information, the disclosure of any of which to competitors of **MNRDEA** or to the general public would be highly detrimental to the best interests of **the project**.

Article VIIII --- Force Majeure

1.No failure or omission by **MNRDEA** or **DISTRIBUTOR** in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same arises on account of force majeure, which term shall include any event or cause beyond the control of **MNRDEA or DISTRIBUTOR**, as the

case may be, including but not restricted to acts of God, natural devastations, acts or omissions of any government, invasion, quarantine, restrictions, strike, and transportation embargoes, provided that the party relying on this Section shall forthwith after any such event give written notice to the other party of its inability to perform such obligation and the reasons therefore.

Article X --- Miscellaneous

1.The status of **DISTRIBUTOR** shall be that of an independent contractor. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties or constitute or be deemed to constitute **DISTRIBUTOR** as the agent of **MNRDEA** for any purpose.

2.Unless otherwise specifically provided for herein, all monetary amounts referred to herein shall be in lawful U.S. dollars.

3.The language of all communications between the parties pursuant to this Agreement, including notices and reports, will be the English language.

4.This Agreement may be executed in identical duplicate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. The delivery by facsimile transmission of an executed counterpart will be deemed to be valid execution and delivery of this Agreement and each party hereto undertakes to provide each other party hereto with a copy of the Agreement bearing original signatures as soon as possible after delivery of the facsimile copy.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

MNRDEA :

Per: ______________________________

DISTRIBUTOR:

Per: ______________________________